Exhibit 24


                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Aquarion Company (the "Company") in their respective capacities set forth below constitutes and appoints Richard K. Schmidt, Janet M. Hansen and Larry L. Bingaman, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock"), and related Preferred Share Purchase Rights ("Rights"), to be issued pursuant to the Aquarion Company 1999 Stock Incentive Plan (the "Plan") to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including, without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to a Registration Statement on Form S-8 or any other Form, relating to the registration of such Common Stock and Rights, to be filed with the Securities and Exchange Commission with respect to said Common Stock and Rights, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                TITLE                                DATE
/s/George W. Edwards, Jr.  Chairman of the Board of                December 10, 1999
George W. Edwards, Jr.     Directors and Director
Edwards,


/s/Richard K.Schmidt       President, Chief Executive Officer
Richard K.Schmidt          and Director                            December 10, 1999


/s/Janet M. Hansen         Executive Vice President, Chief         December 10, 1999
Janet M. Hansen            Financial Officer and Treasurer


/s/Jack E. McGregor        Director                                December 10, 1999
Jack E. McGregor


/s/Geoffrey Etherington    Director                                December 10, 1999
Geoffrey Etherington


/s/Janet D. Greenwood      Director                                December 10, 1999
Janet D. Greenwood


/s/Edgar G. Hotard         Director                                December 10, 1999
Edgar G. Hotard


/s/G. Jackson Ratcliffe    Director                                December 10, 1999
G. Jackson Ratcliffe


/s/John A. Urquhart        Director                                December 10, 1999
John A. Urquhart
